UFP Industries, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Communications and Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE

Wednesday, February 16, 2022

UFP Industries Reports Record Earnings for Fourth Quarter and Year
-- Unit sales increase 25 percent and diluted EPS increases 117 percent in Q4; board increases share buyback authorization

GRAND RAPIDS, Mich., Wednesday, Feb. 16, 2022 – UFP Industries, Inc. (Nasdaq: UFPI) today announced record net sales and net earnings for the fourth quarter and fiscal year 2021. The company, which passed $8.6 billion in net sales for fiscal 2021, also reported record earnings per diluted share of $8.59, a 115 percent increase over the previous year. During the fourth quarter of fiscal 2021, net sales were $2 billion, a 45 percent increase over the fourth quarter of 2020, while earnings per diluted share were $2.21, a 117 percent increase over the fourth quarter of 2020.

“Our new market-focused organizational structure is helping us to better identify growth opportunities, and we are more strategically investing our capital. These investments, coupled with the addition of new value-added products and very strong demand, have resulted in unprecedented growth,” said CEO Matthew J. Missad. “We are grateful for our hard-working teammates who overcame what we hope are once-in-a-lifetime COVID-19 disruptions, as well as normal production and delivery challenges, to meet the demand and serve our customers. We are delighted to recognize the contributions of our hourly and production employees during this challenging period by paying them more than $50 million in additional bonuses and other compensation for 2021.”

UFP Industries made four acquisitions during the fourth quarter: Shelter Products (distribution in U.S.); Boxpack Packaging (Australia), a 70 percent equity stake in Ficus Pax (industrial packaging in India), and Advantage Label & Packaging (U.S.). Altogether, UFP Industries acquired nine companies, including PalletOne and Spartanburg Forest Products, during fiscal 2021. Together, they contributed 20 percent of the unit sales growth during the fourth quarter and 24 percent during fiscal 2021.

Fourth Quarter 2021 Highlights (comparisons on a year-over-year basis):

●	Net sales of $2.02 billion increased 45 percent due to a 5 percent increase in organic unit sales, a 20 percent increase in unit sales from acquisitions, and a 20 percent increase in lumber prices.
●	Earnings from operations of $195 million increased 121 percent. Acquisitions contributed $19 million to earnings.
●	An increase in SG&A of $91 million, or 105 percent, is largely attributable to bonus and sales incentive compensation expenses resulting from increased profitability (up $67 million), recent acquisitions ($10 million), increases in wages and benefits ($4 million), and travel and lodging (up $3 million) as employees resumed more normal business travel activity. SG&A as a percentage of gross profit rose from 46 percent to 48 percent.

UFP Industries, Inc.

●	New product sales of $189.1 million increased 42 percent.
●	Adjusted EBITDA of $223.3 million increased 89 percent, and adjusted EBITDA margin expanded by 260 basis points to 11.1 percent. Acquisitions contributed $25 million to adjusted EBITDA.

Fiscal 2021 Highlights (comparisons on a year-over-year basis):

●	Net sales of $8.64 billion increased 68 percent due to a 4 percent increase in organic unit sales, a 24 percent increase in unit sales from acquisitions, and a 40 percent increase in lumber prices.
●	Earnings from operations of $737.6 million increased 113 percent. Acquisitions contributed $50 million to earnings.
●	An increase in SG&A of $238 million or 54 percent is largely attributable to increases in bonus and sales incentive compensation expenses due to increased profitability (up $147 million), recent acquisitions ($50 million), and increases in wages and benefits ($19 million) and travel and lodging ($5 million). SG&A as a percentage of gross profit fell from 56 percent to 49 percent.
●	New product sales were $842 million, up 56 percent.
●	Adjusted EBITDA of $834.9 million increased 93 percent, and adjusted EBITDA margin expanded by 130 basis points to 9.7 percent. Acquisitions contributed $71 million to adjusted EBITDA.

UFP Industries maintains a strong balance sheet with just over $50 million in net debt and $805 million of liquidity at the end of December 2021. As a result of the cash flow generated in 2021 and the growth opportunities ahead, the company is increasing its capital expenditure target to a range of $175-225 million in 2022, an increase over the $151 million spent in 2021. This growth reflects the enhanced speed and focus created by the new organizational structure as well as the recognition that certain organic growth has a better return on investment than some acquisition growth opportunities, as pricing for acquisitions remains elevated. The investments include additional capacity for Deckorators and UFP-Edge; new locations that expand the geographic reach of the company’s site-built operations; automation, robotics and technology; and upgrades to existing facilities that will help strengthen UFP’s position as an employer of choice. In order to be approved, each expansionary capital project must meet the company’s financial targets.

The company has also increased capital available for share repurchases. The company’s board authorized an increase in its share repurchase program to a total of up to 2.6 million shares. The company may utilize this authorization to repurchase shares to offset dilution resulting from long-term, share-based incentive compensation programs.

“The volatility in both the lumber market and the economy during the past few years has only validated the strength of our balanced business model and new market-focused structure,” said Missad. “More businesses are turning to UFP because of our growing portfolio and geographic reach, as well as our reliability as a supplier.”

By business segment, the Company reported the following 2021 results:

UFP Retail Solutions

Fourth Quarter: $703.9 million in net sales, up 39 percent over the fourth quarter of 2020 due to a 34 percent increase in unit sales from the acquisitions of Sunbelt Forest Products and Spartanburg Forest Products, a 2 percent increase in organic unit sales, and a 3 percent increase in selling prices. Unit sales increased for UFP-Edge (up 9 percent), and ProWood (up 1 percent). Unit sales fell for Deckorators (down 7 percent) and Outdoor Essentials (down 4 percent). The decline in Deckorators’ unit sales is attributable to decking accessories (down 21 percent). Unit sales for Deckorators decking rose 11 percent. Gross profit for the retail segment rose 6 percent to $64 million.

UFP Industries, Inc.

Gross profit margin fell from 12 percent to 9 percent mostly due to falling lumber prices early in the quarter and a change in product mix resulting from acquisitions whose product mix is more heavily weighted toward treated lumber.

Full Year: $3.42 billion in net sales, up 58 percent from 2020 due to a 35 percent increase in unit sales from acquisitions, a 27 percent increase in selling prices, and a 4 percent decline in organic unit sales. Unit sales rose for UFP Edge (up 17 percent), Deckorators (up 9 percent), and Outdoor Essentials (up 5 percent). Unit sales fell for ProWood (down 14 percent). Gross profit rose 1.6 percent to $298 million, well below the segment’s 31 percent increase in unit sales. Gross profit was unfavorably impacted by falling lumber prices from June through October and the treated lumber sales of acquisitions.

UFP Industrial

Fourth Quarter: $514.9 million in net sales, up 67 percent from the fourth quarter of 2020 due to a 42 percent increase in selling prices, a 29 percent increase in unit sales from the acquisition of PalletOne, and a 4 percent decline in organic unit growth. Organic unit growth was adversely impacted by capacity and labor constraints, long lead times for equipment, and the company’s strategy of being more selective in taking on new business to focus on higher-margin products. Gross profit rose 152 percent to $123 million, exceeding unit sales growth of 29 percent, due to acquisitions, an increasing proportion of value-added products, and value-based pricing discipline that includes the impact of higher lumber, labor and transportation costs.

Full Year: $2.15 billion in net sales, up 100 percent from the previous year due to a 60 percent increase in selling prices, a 35 percent increase in unit sales from the acquisition of PalletOne, and a 5 percent increase in organic unit sales. Gross profit rose 163 percent to $465 million, exceeding unit sales growth of 40 percent, due to value-based pricing discipline and leveraging fixed costs, as well as a greater proportion of value-added products.

UFP Construction

Fourth Quarter: $677.3 million in net sales, up 33 percent over the fourth quarter of 2020, due to an 18 percent increase in selling prices, a 13 percent increase in organic unit growth, and a 2 percent increase in unit sales from acquisitions. Unit sales increased to these markets: commercial (up 38 percent), manufactured housing (up 20 percent) and residential (up 6 percent). Gross profit increased 98 percent to $154 million in the fourth quarter, due to better pricing discipline and the company’s ability to better leverage fixed costs.

Full Year: $2.70 billion in net sales, up 59 percent from the previous year due to a 42 percent increase in selling prices, a 14 percent increase in organic unit sales, and a 3 percent increase in unit sales from acquisitions. Unit sales increased to these markets: manufactured housing (up 25 percent), residential (up 21 percent), and commercial (up 16 percent). For the year, gross profit increased 103 percent to $531 million, exceeding unit sales growth of 17 percent, due to better pricing discipline and the company’s ability to better leverage fixed costs.

CONFERENCE CALL

UFP Industries will conduct a conference call to discuss information included in this news release and related matters at 4:30 p.m. ET on Wednesday, February 16, 2022. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at 866-518-4547 and internationally at 213-660-0879. Use conference pass code 4878996. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through February 18, 2022, at 855-859-2056 or 404-537-3406.

UFP Industries, Inc.

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Management considers Adjusted EBITDA, a non-GAAP measure, an alternative performance measure which may provide useful information to investors.

Net earnings

Net earnings refers to net earnings attributable to controlling interest unless specifically noted.

# # #

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND TWELVE MONTHS ENDED

DECEMBER 2021/2020

	Quarter Period				Year to Date
(In thousands, except per share data)	2021		2020		2021		2020
NET SALES	$2,016,805	100.0%	$1,393,708	100.0%	$8,636,134	100.0%	$5,153,998	100.0%

COST OF GOODS SOLD	1,645,241	81.6	1,206,653	86.6	7,229,167	83.7	4,353,702	84.5

GROSS PROFIT	371,564	18.4	187,055	13.4	1,406,967	16.3	800,296	15.5

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	178,149	8.8	86,826	6.2	682,253	7.9	444,596	8.6
OTHER (GAINS) LOSSES, NET	(1,592)	(0.1)	11,995	0.9	(12,840)	(0.1)	9,874	0.2

EARNINGS FROM OPERATIONS	195,007	9.7	88,234	6.3	737,554	8.5	345,826	6.7

OTHER INTEREST AND EXPENSE, NET	1,938	0.1	174	—	11,218	0.1	4,843	0.1

EARNINGS BEFORE INCOME TAXES	193,069	9.6	88,060	6.3	726,336	8.4	340,983	6.6

INCOME TAXES	46,063	2.3	23,303	1.7	173,972	2.0	87,101	1.7

NET EARNINGS	147,006	7.3	64,757	4.6	552,364	6.4	253,882	4.9

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(9,100)	(0.5)	(1,805)	(0.1)	(16,724)	(0.2)	(7,104)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$137,906	6.8	$62,952	4.5	$535,640	6.2	$246,778	4.8

EARNINGS PER SHARE - BASIC	$2.21		$1.02		$8.61		$4.00

EARNINGS PER SHARE - DILUTED	$2.21		$1.02		$8.59		$4.00

COMPREHENSIVE INCOME	143,210		74,754		547,068		259,849

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(7,431)		(6,622)		(15,039)		(9,976)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$135,779		$68,132		$532,029		$249,873

SUPPLEMENTAL DATA
(In thousands)	Quarter Period				Year to Date
Segment Classification	2021		2020	% change	2021		2020	% change
Retail	$703,897		$505,249	39.3%	$3,418,337		$2,167,122	57.7%
Industrial	514,854		309,071	66.6%	2,148,142		1,072,117	100.4%
Construction	677,326		508,254	33.3%	2,698,434		1,695,684	59.1%
All Other	120,728		71,134	69.7%	371,221		219,075	69.4%
Total Net Sales	$2,016,805		$1,393,708	44.7%	$8,636,134		$5,153,998	67.6%

	2021	% of Sales	2020	% of Sales	2021	% of Sales	2020	% of Sales
SG&A	$178,149	8.8%	$86,826	6.2%	$682,253	7.9%	$444,596	8.6%

SG&A as a Percentage of Gross Profit	47.9%		46.4%		48.5%		55.6%

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS BY SEGMENT (UNAUDITED)

FOR THE THREE AND TWELVE MONTHS ENDED

DECEMBER 2021/2020

	Quarter Period
	2021
(In thousands)	Retail	Industrial	Construction	All Other	Corporate	Total
NET SALES	$703,897	$514,854	$677,326	$118,738	$1,990	$2,016,805
COST OF GOODS SOLD	639,827	391,365	523,334	76,846	13,869	1,645,241
GROSS PROFIT	64,070	123,489	153,992	41,892	(11,879)	371,564
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	24,658	49,455	74,148	12,182	17,706	178,149
OTHER	88	(560)	(56)	(533)	(531)	(1,592)
EARNINGS FROM OPERATIONS	$39,324	$74,594	$79,900	$30,243	$(29,054)	$195,007

	Quarter Period
	2020
(In thousands)	Retail	Industrial	Construction	All Other	Corporate	Total
NET SALES	$505,249	$309,071	$508,254	$68,591	$2,543	$1,393,708
COST OF GOODS SOLD	444,886	260,042	430,537	45,876	25,312	1,206,653
GROSS PROFIT	60,363	49,029	77,717	22,715	(22,769)	187,055
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	27,045	23,484	45,418	6,243	(15,364)	86,826
OTHER	90	(3,996)	13,835	2,313	(247)	11,995
EARNINGS FROM OPERATIONS	$33,228	$29,541	$18,464	$14,159	$(7,158)	$88,234

	Year to Date
	2021
(In thousands)	Retail	Industrial	Construction	All Other	Corporate	Total
NET SALES	$3,418,337	$2,148,142	$2,698,434	$362,473	$8,748	$8,636,134
COST OF GOODS SOLD	3,120,634	1,683,466	2,167,405	237,696	19,966	7,229,167
GROSS PROFIT	297,703	464,676	531,029	124,777	(11,218)	1,406,967
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	169,033	200,194	267,292	52,204	(6,470)	682,253
OTHER	(94)	(456)	(493)	(2,237)	(9,560)	(12,840)
EARNINGS FROM OPERATIONS	$128,764	$264,938	$264,230	$74,810	$4,812	$737,554

	Year to Date
	2020
(In thousands)	Retail	Industrial	Construction	All Other	Corporate	Total
NET SALES	$2,167,122	$1,072,117	$1,695,684	$217,094	$1,981	$5,153,998
COST OF GOODS SOLD	1,874,114	895,466	1,433,469	147,117	3,536	4,353,702
GROSS PROFIT	293,008	176,651	262,215	69,977	(1,555)	800,296
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	137,641	97,146	179,516	34,471	(4,178)	444,596
OTHER	56	(3,873)	13,690	775	(774)	9,874
EARNINGS FROM OPERATIONS	$155,311	$83,378	$69,009	$34,731	$3,397	$345,826

UFP Industries, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

DECEMBER 2021/2020

(In thousands)
ASSETS	2021	2020	LIABILITIES AND EQUITY	2021	2020

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$286,662	$436,507	Cash Overdraft	$17,030	$—
Restricted cash	4,561	101	Accounts payable	319,125	211,518
Investments	36,495	24,308	Accrued liabilities	397,204	252,131
Accounts receivable	737,805	470,504	Current portion of debt	42,683	100
Inventories	963,320	567,294
Other current assets	44,633	39,648

TOTAL CURRENT ASSETS	2,073,476	1,538,362	TOTAL CURRENT LIABILITIES	776,042	463,749

OTHER ASSETS	151,351	117,521
INTANGIBLE ASSETS, NET	431,424	331,846	LONG-TERM DEBT AND FINANCE LEASE OBLIGATIONS	277,567	311,607
			OTHER LIABILITIES	175,093	146,383
PROPERTY, PLANT AND EQUIPMENT, NET	589,020	417,162	EQUITY	2,016,569	1,483,152

TOTAL ASSETS	$3,245,271	$2,404,891	TOTAL LIABILITIES AND EQUITY	$3,245,271	$2,404,891

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE TWELVE MONTHS ENDED

DECEMBER 2021/2020

(In thousands)	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$552,364	$253,882
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	84,184	63,964
Amortization of intangibles	13,948	8,716
Expense associated with share-based and grant compensation arrangements	11,224	4,034
Deferred income taxes	5,653	1,857
Unrealized gain on investment and other	(4,118)	(2,076)
Equity in earnings of investee	3,902	—
Net (gain) loss on sale and disposition of assets	(11,992)	1,470
Goodwill impairment	—	11,485
Gain from reduction of estimated earnout liability	—	(4,134)
Changes in:
Accounts receivable	(85,439)	(87,552)
Inventories	(260,301)	(76,022)
Accounts payable and cash overdraft	78,060	62,405
Accrued liabilities and other	124,992	98,448
NET CASH FROM OPERATING ACTIVITIES	512,477	336,477

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(151,166)	(89,182)
Proceeds from sale of property, plant and equipment	29,973	2,922
Acquisitions and purchase of noncontrolling interest, net of cash received	(475,960)	(65,255)
Purchases of investments	(23,797)	(28,054)
Proceeds from sale of investments	14,882	24,805
Other	(5,119)	46
NET CASH USED IN INVESTING ACTIVITIES	(611,187)	(154,718)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	892,072	6,862
Repayments under revolving credit facilities	(888,695)	(6,498)
Contingent consideration payment and other	(3,176)	(5,787)
Issuance of long-term debt	—	150,000
Proceeds from issuance of common stock	2,116	1,395
Dividends paid to shareholders	(40,209)	(30,669)
Distributions to noncontrolling interest	(6,750)	(932)
Repurchase of common stock	—	(29,212)
Other	(364)	62
NET CASH (USED IN) FROM FINANCING ACTIVITIES	(45,006)	85,221

Effect of exchange rate changes on cash	(1,669)	962
NET CHANGE IN CASH AND CASH EQUIVALENTS	(145,385)	267,942

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	436,608	168,666

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$291,223	$436,608

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$436,507	$168,336
Restricted cash, beginning of period	101	330
All cash and cash equivalents, beginning of period	$436,608	$168,666

Cash and cash equivalents, end of period	$286,662	$436,507
Restricted cash, end of period	4,561	101
All cash and cash equivalents, end of period	$291,223	$436,608

UFP Industries, Inc.

ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

FOR THE THREE AND TWELVE MONTHS ENDED

DECEMBER 2021/2020

	Quarter Period		Year to Date
(In thousands)	2021	2020	2021	2020
Net earnings	$147,006	$64,757	$552,364	$253,882
Interest expense	3,331	3,020	13,814	9,311
Interest and investment income	(521)	(851)	(2,380)	(2,392)
Income taxes	46,063	23,303	173,972	87,101
Expenses associated with share-based compensation arrangements	2,780	882	11,224	4,034
Net gain on disposition and impairment of assets	(1,510)	2,132	(11,992)	1,470
Goodwill impairment	—	11,485	—	11,485
Equity in earnings of investee	1,491	—	3,902	—
Gain from reduction of estimated earnout liability	—	(4,134)	—	(4,134)
Unrealized loss (gain) on investments	(2,362)	(1,994)	(4,118)	(2,076)
Depreciation expense	22,443	16,738	84,184	63,964
Amortization of intangibles	4,579	2,853	13,948	8,716
Adjusted EBITDA	$223,300	$118,191	$834,918	$431,361

Adjusted EBITDA as a Percentage of Net Sales	11.1%	8.5%	9.7%	8.4%